Exhibit 8.2

January 10, 2019

Cimarex Energy Co.

1700 Lincoln Street, Suite 3700

Denver, Colorado 802031

Ladies and Gentlemen:

We have acted as tax counsel to Cimarex Energy Co., a Delaware corporation (“Parent”), in connection with (i) the proposed merger of CR Sub 1 Inc., a Delaware corporation (“Merger Sub 1”), and a direct wholly owned subsidiary of Parent, with and into Resolute Energy Corporation, a Delaware corporation (the “Company”) with the Company surviving (the “First Merger”), and (ii) the proposed merger of the Company with and into CR Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub 2,” and together with Merger Sub 1, the “Merger Subs”), with Merger Sub 2 surviving (the “Second Merger,” and together with the First Merger, the “Merger”), each as contemplated by the Agreement and Plan of Merger dated as of November 18, 2018 by and among Parent, Merger Sub 1, Merger Sub 2 and the Company (the “Merger Agreement”) and as described in the proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the registration statement on Form S-4 prepared in connection with the Merger and initially filed by Parent with the Securities and Exchange Commission (the “Commission”) on December 14, 2018, as amended through the date hereof (the “Registration Statement”).  You have requested our opinion regarding certain U.S. federal income tax matters. Capitalized terms used but not defined herein have the meaning set forth in the Merger Agreement.

In connection with this opinion (this “Opinion”), we have examined, are familiar with and are relying upon (i) the Merger Agreement; (ii) the various attachments, schedules, exhibits and agreements attached to the Merger Agreement; (iii) the representation letter obtained from Parent and the Merger Subs with respect to the Merger for the purpose of rendering this Opinion, dated January 10, 2019 (the “Parent Officer’s Certificate”); (vii) the representation letter obtained from the Company with respect to the Merger for the purpose of rendering this Opinion, dated January 10, 2019 (the “Company Officer’s Certificate” and together with the Parent Officer’s Certificate, the “Officers’ Certificates”); (viii) the Registration Statement and (ix) such other documents as we have deemed necessary or appropriate in order to enable us to render this Opinion.

For purposes of this Opinion, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified); (ii) the descriptions contained in the Registration Statement relating to the Merger and the information set forth in the Merger Agreement is true, correct and complete, and will remain true, correct and complete at all times up to and including the time of the completion of the Merger (the “Effective Time”); (iii) the representations made by Parent, the Merger Subs

January 10, 2019

and the Company in the Officers’ Certificates are true, correct and complete and will remain true, correct and complete at all times up to and including the Effective Time; (v) any representations made in the Officers’ Certificates “to the knowledge of” any person (or similarly qualified language) are and will be true, correct and complete as if made without such qualification; (vi) the genuineness of all signatures; (vii) all documents submitted to us as originals are authentic; (viii) all documents submitted to us as copies conform to the original documents and (ix) all applicable reporting requirements have been or will be satisfied.  We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

This Opinion is based upon (i) the Merger being completed in accordance with the Merger Agreement, the Registration Statement, the documents referenced herein, and such other documents as we deemed appropriate; (ii) the Officers’ Certificates; and (iii) existing provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), temporary and final Treasury Regulations, interpretations of the Code, and existing court decisions, any of which could be changed at any time, with or without retroactive effect.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Based upon and subject to the conditions and assumptions set forth herein and in the “U.S. Federal Income Tax Consequences” section of the Proxy Statement/Prospectus, it is our opinion that for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that the U.S. federal income tax consequences of the Merger to U.S. holders of Company Common Stock will be as described in the “U.S. Federal Income Tax Consequences” section of the Proxy Statement/Prospectus.

This Opinion is limited to the federal income tax issues addressed herein.  We have not been asked for an opinion nor do we express any opinion with respect to any other question concerning the federal income tax consequences relating to the Merger beyond those addressed herein.  Other issues may exist that could affect the federal income tax treatment of the transactions described in this Opinion, and this Opinion does not consider or provide a conclusion with respect to any such issues.  For the avoidance of doubt, it should be understood that the advice set forth in this Opinion and the reliance on this Opinion for purposes of avoiding penalties under the Code, to the extent allowed under applicable law, are limited to the federal income tax issues addressed herein.  Accordingly, with respect to any other U.S. federal income tax issues outside the issues addressed in this Opinion, this Opinion is not written, and cannot be used by any person, for avoiding any penalties that may be imposed.

This Opinion is based upon an analysis and interpretation of current U.S. federal income tax laws, including an analysis of existing statutory and regulatory provisions as interpreted by the courts as of the date of this Opinion.  These laws are subject to change and any such changes may be effective retroactively and may cause the U.S. federal income tax treatment of the issues described herein to be different than the treatment described herein.  We assume no responsibility for keeping you apprised of any developments in applicable law, which occur subsequent to the date of this Opinion.  Our opinions are based in part on our understanding of the facts related to the transactions underlying this Opinion.  Our understanding of such facts is derived in part from our review of copies of documents and agreements as set forth herein and also our review of the representations made in the Officers’ Certificates.

January 10, 2019

Additional issues may exist that could affect the U.S. federal tax treatment of the matters that are the subject of this Opinion, and this Opinion does not consider or provide a conclusion with respect to any additional such issues.  This Opinion is not written, and cannot be used by any person, for the purpose of avoiding any penalties that may be imposed with respect to any U.S. federal tax issues outside the issues addressed in this Opinion.

We can give no assurance that the Service will not take positions in conflict with the opinions expressed herein or that the positions of the Service might ultimately be sustained by the courts.  Our opinion represents only our interpretation of the law and has no binding, legal effect upon the Service or any court.

This Opinion is intended for the sole benefit of Parent and may not be relied upon by, distributed to, or disclosed to any other party without the prior written consent of Akin Gump Strauss Hauer & Feld LLP.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP
AKIN GUMP STRAUSS HAUER & FELD LLP